OPKO to Announce Fourth Quarter and Full Year 2014 Financial Results on February 27, 2015

MIAMI – February 26, 2015 — OPKO Health, Inc. (NYSE:OPK) will announce fourth quarter and full year 2014 financial results on Friday, February 27, after the close of the U.S. financial markets. OPKO’s senior management will host a conference call and live audio webcast to provide a business update and discuss its results in greater detail at 8:30 a.m. ET on Monday, March 2, 2015.

The conference call will be available via phone and webcast. The conference call dial-in information is listed below. To access the webcast, please log on to the OPKO website at www.opko.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required. A link to the live webcast is also included below.

CONFERENCE CALL & WEBCAST INFORMATION:

WHEN: Monday, March 2, 2015, 8:30 a.m. ET
DOMESTIC & CANADA DIAL-IN: (877) 407-0789
INTERNATIONAL DIAL-IN: (201) 689-8562

LIVE WEBCAST LINK: http://public.viavid.com/index.php?id=113407

For those unable to participate in the conference call or webcast, a replay will be available beginning March 2, 2015 at 11:30 a.m. ET until April 2, 2015 at 11:59 p.m. ET. To access the replay, dial (877) 870-5176 or (858) 384-5517. The replay passcode is 13602859

The replay can also be accessed for 30 days on OPKO’s website at www.opko.com.

About OPKO Health, Inc.

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies.

Contacts:
Adam Logal
305-575-4100